                         SUBLEASE AGREEMENT


THIS SUBLEASE AGREEMENT is made and entered into this 11th day of March 1994, by and between COMPUTERVISION CORPORATION, a Delaware
Corporation, having an office located at 100 Crosby Drive, Bedford, Massachusetts 01730 ("Sublessor") and Enterprising Service Solutions Corporation, having an office located at 14800 Conference Center Drive, Suite 400, Chantilly, Virginia 22021 ("Sublessee").

WHEREAS Sublessor desires to sublease a portion of the Premises to Sublessee and Sublessee desires to sublease a portion of the Premises from Sublessor under the terms and conditions set forth in this Sublease Agreement (the "Sublease").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, Sublessor and Sublessee agree as follows:

 1.  SCOPE OF AGREEMENT.  Set forth in Section 7 hereof.

 2.  SUBLEASE PREMISES.

      (a) Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor approximately One Hundred Fifty-Five Thousand (155,000) rentable square feet, known as Building 3B, containing 80,000 square feet, Building 3A, containing 50,000 square feet, and Building 2, Floor 1, containing 25,000 square feet, and outlined in red on the Plan attached hereto as Exhibit B of the Sublease (the "Sublease Premises"). Sublessee's prorata share of the Premises, therefore, is 155,000/423,704, or thirty-six and 6/10th percent (36.6%).

      (b) Sublessor reserves the right to convey to any occupancy of Building 2, Floor 2, the right to use the elevator in Building 3 in common with the Sublessee in a "limited fashion" (as defined in the Overlease).

      (c) Sublessor also reserves the right to enter the Sublease Premises upon 48 hours prior notice (except in the event of an emergency) regularly to service, and the Sublessee acknowledges the location of the Sublessor's Fiber Optic Telecommunications Cable location identified on Exhibit "B". Sublessee further warrants it shall not tamper with or allow employees of the Sublessee to tamper with the identified cable.

  3. USE OF THE SUBLEASE PREMISES. Sublessee shall use and occupy the Sublease Premises to continue to provide the operations in effect at the time of transfer as long as such operations are consistent with the Overlease, and for use in accordance with the terms and conditions of the Overlease and for no other purpose, and further covenants not to do or permit any act which will result in a violation of the Overlease.

  4. TERM. The term of this Sublease shall commence on the date of full execution of this Sublease document by Sublessor and Sublessee and receipt of Landlord's Consent to this Sublease document (the "Commencement Date") and shall continue through April 30, 1995 (the "Expiration Date"), unless earlier terminated in accordance with the provisions set forth in the Overlease or this Sublease. Sublessee acknowledges that if the Overlease terminates for any reason whatsoever prior to April 30, 1995, this Sublease will terminate simultaneously therewith with the same force and effect as if such termination date had been named herein as the expiration date hereof.

  5. OPTION TO RENEW. Sublessee shall have the right and option to extend the term of this Sublease for the premises identified as Building 3B containing 80,000 square feet for an additional period which shall commence upon the expiration of the initial term and end on April 30, 1996, provided, however;

     a.   Sublessee provides six (6) months' written notice and;

      b. Provided that at the time of its election to extend Sublessee is not in material default under the terms, conditions and covenants of this Sublease. Said extension shall be on the same terms and conditions as set forth herein.

  6. RENTALS AND PAYMENTS. Sublessee covenants and agrees to pay as rent to Sublessor without prior notice or demand the following:

     ( i) A fixed rental at the annual rate of Three Hundred Two Thousand Two Hundred Fifty and 00/100 Dollars ($302,250.00) (Base Rental or Annual Base Rent), payable in equal monthly installments of Twenty-Five Thousand One Hundred Eighty-Seven and 00/100 Dollars ($25,187.50). If the Term shall begin on any day except the first day, or shall end on any date except the last day of a calendar month, a prorated monthly installment shall be paid at the then-current rate for the fractional month during which the Sublease commences and/or terminates.

      ( ii) As additional rent, Sublessee shall pay in equal monthly installments its proportionate share of real estate taxes, or substitutes for or modifications thereof as required by law its proportionate share of all amounts payable by Sublessor pursuant to
Section V of the Overlease including without limitation of a Management Fee in the amount of 1/12th of 3.5% of the sum of the Sublessee's proportionate share of the Annual Fixed Rent due under the Overlease plus the Sublessee's proportionate share of the net rental operating expenses, and operating expenses as reasonably estimated by Sublessor on or before the Commencement Date or the commencement of any Fiscal or Calendar Year in which the Term falls. Sublessor shall reasonably estimate the taxes and operating expenses and Sublessee's proportionate share and Sublessee shall pay to Sublessor one-twelfth (1/12th) of the total estimate along with its payment of Base Rental. Sublessor, on a quarterly basis, will, if necessary, re-estimate the amount of projected taxes and operating expenses and re-estimate Sublessee's proportionate share thereof, and Sublessee shall change its monthly installments to conform with the revised estimates. Sublessee shall be responsible for any and all taxes levied on account of its improvements to the Sublease Premises, and personal property contained in the Sublease Premises, except Sublessor's Fiber Optic Telecommunications Cable.

          At the end of either the Fiscal or Calendar Year, whichever is applicable, Sublessor shall determine Sublessee's actual propor tionate share of taxes and operating expense and the difference between the actual and estimated amounts billed to Sublessee. If the aggregate of installments were less than the actual, Sublessee shall, within thirty (30) days pay the difference to Sublessor or, if the aggregate was more than the actual, Sublessee shall deduct the difference from its next payment of additional rent. If no further additional rent will be due from Sublessee, then Sublessor shall, within thirty (30) days, refund to Sublessee the amount of such overpayment.

     (iii) As additional rent, Sublessee shall pay its proportionate share of all other costs, expenses, taxes, assessments, charges, fees and amounts required to be paid as a tenant obligation under the Lease or this Sublease.

     ( iv)     The first month's rental shall be due and payable upon
Overlandlord's execution of Landlord's consent to this Sublease.

Unless  otherwise directed by Sublessor, all rent shall  be  paid  in lawful money of the United States to Sublessor at the office of Sublessor designated above, to the attention of Sublessor's Corporate Real Estate Department, MS 21-52. Fixed rentals along with Sublessee's prorated share of Taxes, Operating Expenses and Management Fees shall be paid in advance on the first day of each calendar month during the Sublease Term. All other additional rentals shall be paid within thirty (30) days of Sublessee's receipt of Sublessor's invoice therefor. Should Sublessee fail to pay within ten (10) days of then due any rental or any other amount payable hereunder, the amount past due shall bear interest at the prime rate until paid in full. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Sublease, and shall be paid in accordance with the terms of this Sublease without any counterclaim or abatement whatsoever.

      (   v)     The total annual rental will not exceed $5.80 square
foot.

 7.  INCORPORATION OF OVERLEASE TERMS.

      (a) Except as otherwise provided herein, words or terms which are capitalized herein shall have the meanings ascribed to them in the Overlease unless the context clearly requires otherwise.

     (b) This subletting is to the extent applicable to the Sublease Premises, upon all the terms, covenants and conditions of the letting effected by the Overlease which are hereby incorporated by reference herein, so that whenever the terms "Lessor," "Lessee," "this Lease" and "the Premises" occur in the Overlease, they shall be deemed to refer respectively to Sublessor, Sublessee, this Sublease and the Sublease Premises as the case may be. Sublessee covenants that it will, throughout the term hereof, observe and perform all of the provisions of the Overlease to the extent applicable to the Sublease Premises on the part of Sublessor to be performed as tenant thereunder and will not do or permit to be done any act, manner or thing which will be, result in, or constitute a violation or breach of or a default under the Overlease; any such violation, breach or default to constitute a breach by Sublessee of a substantial obligation under this Sublease. Sublessee hereby assumes the full, faithful and complete performance of the Overlease to the extent applicable to the Sublease Premises and, to the extent aforesaid, agrees that its occupancy shall be subject to, and that it will observe and perform, each and every term, covenant, provision, condition, agreement and obligation imposed upon Sublessor in its capacity as tenant under the Overlease with respect to the Sublease Premises, provided, however, that Sections IV(a), IV(b), VI(g), VII(c), VII(d), VII(e) and XI of the Overlease shall be deemed deleted for the purpose of incorporation by reference in this Sublease. Sublessee hereby indemnifies and agrees to hold Sublessor, and any other subtenants or assignees of Sublessor, harmless from and against all claims, penalties, costs, losses and expenses, including, but not limited to, attorney's fees (including, without limitation, the value of any legal services rendered by Sublessor to itself at its then standard rates and on its then standard terms), relocation expenses, rent differential expenses and obligations incurred by Sublessor or owing to any other subtenant, assignee, or Overlandlord based upon any default by Sublessee or any sublessee or assignee of Sublessee in the performance of those terms, covenants and conditions of the Overlease and this Sublease which are or shall be applicable to Sublessee. Sublessor hereby indemnifies and agrees to hold Sublessee, and any other subtenants or assignees of Sublessee, harmless from and against all claims, penalties, costs, losses and expenses, including, but not limited to, attorney's fees (including, without limitation, the value of any legal services rendered by Sublessee to itself at its then standard rates and on its then standard terms), relocation expenses, rent differential expenses and obligations incurred by Sublessee or owing to any other subtenant, assignee, or Overlandlord based upon any default by Sublessor or any sublessor or assignee of Sublessor in the performance of those terms, covenants and conditions of the Overlease and this Sublease which are or shall be applicable to Sublessor. Sublessee shall pay to Sublessor, as Additional Rent hereunder, any and all sums which Sublessor is required to pay to Overlandlord, caused in whole or in part by Sublessee's failure to perform or observe any of the terms and conditions of the Overlease pertaining to the Sublease Premises or by any act or omission described in the preceding sentence. Notwithstanding the above, Sublessor shall not be liable to Sublessee for any failure in performance resulting from the failure in performance by the Overlandlord of the corresponding covenant of the Overlease and Sublessor's obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord. Sublessee recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required of Sublessor by the terms of this Sublease; Sublessor agrees, however, to use reasonable efforts to enforce the Overlease for the benefit of Sublessee upon Sublessee's request. To the extent that the failure in performance by the Overlandlord of its obligations under the Overlease results in an abatement of rent under the Overlease to the Sublessor with respect to the Sublease Premises, Sublessee shall be entitled to an abatement of rent hereunder; provided, however, the amount of such abatement shall not exceed the amount of abatement under the Overlease which Sublessor receives with respect to the Sublease Premises. Sublessee agrees to promptly reimburse Sublessor for any and all costs it shall incur in expending any such efforts, and Sublessee does hereby indemnify and agree to hold Sublessor harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, attorneys' fees and the value of any legal services rendered by Sublessor to itself at its then standard rates and on its then standard terms) incurred by Sublessor in expending such efforts. Nothing contained in this Section 7(b) shall require Sublessor to institute any suit or action to enforce any such rights. In amplification, and not in limitation of the foregoing, and without any allowance to Sublessee or other reduction, abatement or adjustment of Minimum Rent or Additional Rent, Sublessor shall not be responsible for furnishing elevator, electric, HVAC, cleaning, painting, window washing or other services, nor for any maintenance or repairs in or to the Sublease Premises except, however, as elsewhere specifically provided in this Sublease. In addition to the foregoing, no such failure or default on the part of Overlandlord shall constitute an actual or constructive total or partial eviction of Sublessee or entitle Sublessee to a reduction or abatement of Minimum Rent or Additional Rent hereunder. In the event Overlandlord fails to perform the obligations assumed by Overlandlord under the Overlease, Sublessor's sole obligation will be to use reasonable efforts to cooperate with Sublessee's pursuit of such remedies as are available against Overlandlord under the Overlease.

      (c) Wherever the Overlease refers to the Premises, such reference for the purposes hereof shall be deemed made to the Sublease Premises, except where inconsistent with the terms hereof.

      (d) In any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease, Sublessor's consent shall also be required hereunder. To the best of Sublessor's knowledge, a complete copy of the Overlease as amended is attached as Exhibit B hereto.

      (e) Notwithstanding anything set forth in this Sublease, nothing contained in this Sublease shall expand, modify, amend, or otherwise affect the obligations of Over Landlord and Sublessor under the Overlease.

8.   PERFORMANCE OF OVERLEASE, ETC.

      (a) The respective terms, covenants, provisions and conditions of the Overlease on the part of Overlandlord to be performed, which have been incorporated herein by reference or as covenants and obligations of Sublessor hereunder, are to be performed by
Overlandlord or its respective successors and assigns, Sublessee hereby agreeing to look solely to Overlandlord for such performance. Sublessor shall not be liable or responsible to Sublessee for any failure or default on the part of Overlandlord, its successors or assigns, with respect to any of the terms, covenants, provisions and conditions of the Overlease. It is the intention of Sublessor and Sublessee that Sublessor shall look to the Overlandlord to provide to Sublessee the rights, privileges, benefits, repairs and services available to Sublessor under the Overlease as far as they relate to the Sublease Premises. Sublessor's liability with respect to any of the terms, covenants, provisions and conditions of the Overlease shall be limited to such damages and other remedies as Sublessor, in the exercise of its best efforts at Sublessee's sole cost and expense, shall receive from Overlandlord. In addition to the foregoing, no such failure or default by the Overlandlord shall constitute an actual or constructive, total or partial eviction of Sublessee or entitle Sublessee to a reduction or abatement of Minimum Rent or Additional Rent hereunder, except to the extent a similar abatement or reduction is actually received by Sublessor with respect to the Sublease Premises.

      (b) If Sublessee shall default in the payment of Minimum Rent or Additional Rent hereunder Sublessor will provide Sublessee written notice with ten (10) days cure period before default occurs, or in the performance or observance of any of the terms, covenants or conditions of this Sublease or the Overlease (to the extent applicable to the Sublease Premises) on the part of Sublessee to be performed or observed, Sublessor shall have all rights available at law and/or equity and the right (but not the obligation) to exercise against Sublessee in connection with this Sublease all of the same rights and remedies provided to or reserved by Overlandlord in the Overlease, however, the foregoing shall in no way be deemed to limit or impair the rights and privileges of the Overlandlord under the Overlease or to impose any obligations on the part of Sublessor by reason of the exercise by Overlandlord of any of such rights or privileges with respect to the Sublease Premises or to the use and occupation thereof by Sublessee. Without limitation of the foregoing, Sublessor shall have the same rights and remedies against Sublessee in the event of non-payment by Sublessee of Minimum Rent or Additional Rent hereunder as are available to Overlandlord under the Overlease, at law and/or in equity for the non-payment of rent or of any installment thereof. Sublessee shall have all remedies, including termination, if Sublessor fails to pay its rent to Overlandlord.

      (c) Sublessee shall, promptly after receipt thereof, notify Sublessor of any notice served by Overlandlord upon Sublessee pursuant to the terms, provisions and conditions of the Overlease or with reference to the Sublease Premises. Wherever Overlandlord requires Sublessor (or Sublessee) to take any action or to cure any default (other than a default in the payment of Minimum Rent or Additional Rent pursuant to the Overlease or other default curable solely by Sublessor) applicable to the Sublease Premises within a period of time stated in such notice or in the overlease, Sublessee shall complete such action or cure such default not later than five
(5) days prior to the expiration of such period and shall immediately furnish written notice of compliance to Sublessor. Sublessor shall have the option, but not the obligation, to take any such action, on behalf of Sublessee.

 9.  CONDITION OF THE PREMISES.

      (a) Sublessor will certify (Exhibit C) that the facility is in compliance with all environmental restrictions and conditions at time of transfer, then, Sublessee agrees to accept the Sublease Premises "as-is" in the condition existing as of the date this Sublease is executed by or on behalf of Sublessee. It is further agreed that Sublessor and Landlord have no obligation to perform any work therein. The taking of possession by Sublessee of the Sublease Premises shall conclusively establish that the Sublease Premises were, at such time, in good order and satisfactory condition. Sublessee acknowledges that neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the condition of the Sublease Premises, nor the suitability thereof for the conduct of Sublessee's business, nor has Sublessor agreed to undertake any modification, alteration or improvement to the Sublease Premises. Sublessee further acknowledges and agrees that Sublessor shall not be responsible for the condition of, nor any defect in the Sublease Premises, nor any damage thereto, nor to any person, nor to goods or things contained therein, due to any cause whatsoever, except to the extent caused by the negligence or misconduct of Sublessor or its agents.

10. ALTERATIONS. This section is governed by, Sections 7 and 8 hereof. Without the prior written consent thereto by Sublessor, Sublessee may make alterations, repairs, additions, improvements in or to the Sublease Premises provided same are non-structural in nature and do not affect the outside of the Building, affect its structure, electrical, HVAC plumbing or mechanical systems, cost more than Twenty-Five Thousand Dollars ($25,000.) and do not (actually or potentially) result in any additional obligations to Sublessor. In the event Sublessor grants such consent, which shall not be unreasonably withheld, delayed or conditional, such alterations, repairs, additions or improvements shall be performed in a good and workmanlike manner, in accordance with all applicable legal and insurance requirements. Sublessee shall not make any repairs, alterations, additions or improvements or perform any work to or on the Sublease Premises, unless prior to the commencement of such work, Sublessee shall obtain or cause to be obtained (and during the performance of such work keep in force or cause to be kept in force) public liability and workmen's compensation insurance to cover every contractor to be employed. Such policy shall name Sublessor and Sublessee as additional insureds, shall be non-cancellable without ten (10) days' prior written notice to Sublessor and shall be in amounts and with companies satisfactory to Sublessor. Prior to commencement of such work, Sublessee shall deliver (or cause to be delivered) certificates of such insurance policies to Sublessor. All repairs, alterations, decorations, additions and improvements made by Sublessee to the Sublease Premises (or any portion thereof) shall be deemed to be attached to the leasehold and to have become the property of Sublessor upon such attachment, and upon the expiration or earlier termination of this Sublease, Sublessee shall not remove any such alternations, decorations, additions or improvements; provided, that trade fixtures and portable office equipment installed by Sublessee may be removed if all Minimum Rent and Additional Rent due hereunder are paid in full and Sublessee is not otherwise in default hereunder; provided further, however, that Sublessor may designate by written notice to Sublessee those alternations, decorations, additions and improvements which shall be removed by Sublessee at the expiration or termination of this Sublease and Sublessee shall promptly remove the same and repair any damage to the Sublease Premises caused by such removal. Nothing in the Section shall be construed to permit Sublessee to make any repairs, alterations, decorations, additions or improvements without first fully complying with the terms of the Overlease relating thereto. Nothing contained in this Section 10 shall be deemed to modify the provisions of the Overlease.

11. AT END OF TERM. Upon the expiration or sooner termination of the term of this Sublease, Sublessee shall vacate and surrender the Sublease Premises in broom-clean condition, ordinary wear and tear, and loss by fire or other casualty, excepted, provisions of Section 10 hereof and provisions of the Overlease as herein incorporated (as if the Overlease terminated for the Sublease Premises) and repair any damage to the Sublease Premises caused by any permitted removal therefrom.

12. PERFORMING OBLIGATIONS. Sublessee covenants that the Annual Base Rent, additional rent and all other sums payable hereunder by the Sublessee shall be paid in accordance with the terms of this Sublease, without set-off, counterclaim, abatement (except as otherwise provided in this Sublease). Nothing contained in this
Section 12 shall modify the provisions of the Overlease.

                This Sublease shall not terminate, nor shall the Sublessee have any right to terminate this Sublease (except as otherwise expressly provided in this Sublease or the Overlease), nor shall the Sublessee be entitled to any abatement or reduction of Annual Base Rent or additional rent hereunder (except as otherwise expressly provided in this Sublease or the Overlease), nor shall the obligations of the Sublessee under this Sublease be affected by reason of (i) any damage to or destruction of all or any part of the Sublease Premises from whatever cause, unless it exceeds 25% of usable space, (ii) any eviction by paramount title or otherwise,
(iii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of the Sublessee hereunder shall be separate and independent covenants and agreements, that Annual Base Rent, additional rent and all other sums payable by the Sublessee hereunder shall continue to be payable in all events and that the obligations of the Sublessee hereunder shall continue unaffected, un less the requirement to pay or perform the same shall have been terminated or excused pursuant to an express provision of this Sublease. As long as Sublessee is not in default hereunder,
Sublessor shall perform all of Sublessor's obligations under the Lease, except as modified hereunder.

13.    SUBLESSEE'S  OBLIGATIONS  TO  MAINTAIN,  REPAIR  AND   REPLACE
PREMISES. It is the intention of the parties that the Sublease Premises be leased to Sublessee on a net-net-net basis, so called, and that Annual Base Rent be unencumbered by any expense allocable to the operation, repair, maintenance, or replacement of the Sublease Premises (which, with respect to Taxes, Management Fee, and Operating Expenses, shall be paid by Sublessee as and to the extent provided herein). To this end, Sublessee shall reasonably clean, maintain, repair, replace and secure the Sublease Premises, all improvements and equipment thereon, and shall pay all costs and expenses of so maintaining, repairing, or replacing the same, anticipated or unanticipated, keeping the Sublease Premises in good order and repair, except for damage by fire or other casualty within the provisions of and governed by this Sublease.

          Without limiting the generality of the foregoing, Sublessee shall keep all interior walls, floors, windows, doors, partitions, loading platforms, used exclusively by Sublessee, bays and all fixtures and equipment, including without limitation, all heating, air conditioning, plumbing, sprinkler systems, and electrical and mechanical fixtures and equipment and all utilities and installations in the Sublease Premises in the same condition as they are in on the Commencement Date, or may be put in during the Term, reasonable use and wear and damage by fire or casualty only excepted; and shall likewise make all non-structural repairs and replacement required in the interior of the Sublease Premises.

          In the event Sublessee fails to perform the obligations set forth herein, Sublessor may, after notice and the applicable cure period as set forth herein has expired, cause the same to be performed at Sublessee's cost and expense, and Sublessee shall pay Sublessor's costs and expenses upon demand as additional rent.

14. QUIET ENJOYMENT. Sublessor covenants and agrees with Sublessee that upon Sublessee's paying all monetary amounts due and performing all other obligations assumed by Sublessee under the Sublease, Sublessor shall take no action that would cause Sublessee's peaceful and quiet possession and enjoyment of the Sublease Premises to be disturbed during the Term of this Sublease. Nothing not withstanding the foregoing provisions of this Section 14, nothing herein contained shall be deemed to modify, amend, or otherwise alter the Overlease.

15. INSPECTION. Sublessor hereby reserves to itself the right to enter onto the Sublease Premises at any reasonable time after forty-eight (48) hours notice, except in cases of emergency, to ascertain whether Sublessee is in compliance with the provisions of this Sublease. Sublessee will use reasonable attempts not to interfere with Sublessee's business and to follow Sublessee's rules, except in cases of emergency when Sublessor shall use reasonable judgment to minimize disruption to the extent possible.

16. INDEMNITY. Sublessee shall indemnify, defend, protect and hold Sublessor and its agents harmless from and against any and all damage, claim, liability, cost or expense (including, without limitation, attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Sublessor or its agents, directly or indirectly, as a result of, arising from or in connection with (i) Sublessee's or its agents' use, occupancy, repair or maintenance of the Sublease Premises; (ii) Sublessee's breach of any provision of this Sublease; or (iii) any act, omission or negligence of Sublessee or its agents.

Sublessor shall indemnify, defend, protect and hold Sublessee and its agents harmless from and against any and all damage, claim, liability, cost or expense (including, without limitation, reasonable attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Sublessee or its agents, directly or indirectly, as a result of, arising from or in connection with any occurrence in the common areas or other areas under the control of Sublessor when not a result of the negligence or willful misconduct of Sublessee.

17.  SECURITY DEPOSIT.  Intentionally omitted.

18. BROKERS' FEES. The parties represent and warrant that neither has entered into any agreement or incurred any obligation in connection with this transaction which could result in an obligation to pay a brokerage commission or fees to any broker or other person.

19. NOTICE. Any notice, request or demand given under this Sublease, whether or not required, shall be valid only if given in writing, and shall be deemed effective on the day when actually received or three (3) days after it is deposited in a United States Post Office if mailed registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the party for whom intended at the address designated above for such party, or at such other address as the party may hereafter designate for itself by notice. Each party shall promptly, after receipt thereof, furnish the other party by registered or certified mail, a copy of any notice, demand, or other communication received from Overlandlord with respect to the Sublease Premises.

20. APPLICATION OF LEASE PROVISIONS. Notwithstanding the foregoing incorporation by reference of the terms and conditions of the Lease, Sublessee shall have no right or option to extend the term of the Lease, or to exercise any right or option of first refusal or expansion contained therein, and Sublessor will pass on notices they receive regarding the termination of the Lease in the event of a default by Landlord, a casualty or a condemnation, to the extent provided in the Lease.

21. ENVIRONMENTAL COMPLIANCE. Sublessor will certify building and site are in compliance with environmental regulations. Sublessee shall not cause or allow any hazardous waste, toxic substances, or toxic hazardous materials (collectively, "Hazardous Materials") to be used, generated, stored, or disposed of on, under or about, or transported to or from, the Sublease Premises (collectively, "Hazardous Materials Activities") except in strict compliance (at Sublessee's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions.

           Except with respect to pre-existing conditions as of commencement date and liabilities caused by Sublessor or their agents, Sublessee hereby indemnifies and holds harmless Sublessor from any liability, including reasonable counsel fees and litigation costs, with respect to any Hazardous Materials Activities conducted on the Sublease Premises during the Sublease Term, however released or permitted to be released by Sublessee, its agents, employees, contractors, invitees, licensees or guests, whether or not consented to by Sublessor or Landlord. Sublessee shall indemnify, defend with counsel, and hold Sublessor harmless from and against any claims, damages, costs and liabilities arising out of any and all such Hazardous Materials Activities.

           For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; Resource Conservation and Recovery Act of 1976 ("RCRA"); Hazardous Materials Transportation Act; all other laws and ordinances governing similar matters; and any regulations adopted and publications promulgated pursuant thereto (collectively, "Regulations"), as they may be amended from time to time.

           Sublessee shall immediately notify Sublessor both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an "imminent hazard" under RCRA.

22. CONSTRUCTION. If any provision of this Sublease, or the application thereof, is held by a court having competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be deemed to be limited or modified to the extent necessary to make the remainder of this Sublease valid, enforceable and unaffected thereby and to this end, the provisions of this Sublease are declared to be severable.

23. LANDLORD'S CONSENT. Sublessee acknowledges that the Sublease contemplated hereby will only become effective, if at all, after Landlord has consented to the Sublease, which consent shall be manifested by Landlord's execution of the "Consent of Landlord to Sublease Agreement" attached hereto as Exhibit "D", or any other document reasonably requested by Landlord.

24. INTEGRATED SUBLEASE AGREEMENT. This Sublease, including the attached Exhibits, constitutes the complete and exclusive statement of the agreement between the parties pertaining to the subleasing of the Sublease Premises and the subject matter relating thereto. This Sublease supersedes and merges all prior and contemporaneous understandings, agreements and representations of the parties. The terms, covenants, conditions and other provisions of this Sublease may hereafter be changed, amended, or modified only by a written instrument that specifically purports to do so and is signed on behalf of each party by its duly authorized representative.

25.  MISCELLANEOUS.

      (a) The section headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

      (b) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      (c) Time is of the essence as to the obligations contained in this Sublease.

26.  HOLDOVER.

      (a) If Sublessee shall not immediately surrender the Sublease Premises at the end of the Term, then Sublessee shall, by virtue of this Sublease, become a tenant at sufferance at a monthly rental equal to one and one-half the Basic Monthly Rent plus any Additional Sublease Rent due under the terms of this Sublease, commencing such monthly tenancy with the first day following the end of the Term of settlement, Sublessor will reimburse Sublessee in full. Sublessee, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Sublease as though the tenancy had originally been a monthly tenancy. During the holdover period, each party hereto shall give to the other at least thirty (30) days' written notice to quit the Sublease Premises, except in the event of nonpayment of Basic Monthly Rent when due, or of the breach of any other provision hereof by the Sublessee, in which event, Sublessee shall not be entitled to any notice to quit, the usual thirty (30)
days' notice to quit being expressly waived. In the event that during any holdover period Sublessor and Sublessee agree to an extension or a new Sublease for the Sublease Premises, Sublessor shall refund the amount of the penalty rent and additional rent paid by Sublessee during the holdover period (i.e., the amount above the basic monthly rent plus any additional Sublease rent).

      (b) Notwithstanding the foregoing, Sublessee acknowledges that it shall have no right to occupy the Sublease Premises upon termination of the Lease for any reason. Sublessee shall immediately surrender the Sublease Premises upon the termination of the Lease.

27.  INSURANCE, CASUALTY AND TAKING.

      (a) Sublessor Insurance. Sublessor shall procure and maintain throughout the Sublease Term (i) fire and extended coverage insurance on the Building and (ii) a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury and loss or damage to property arising out of or in connection with (1) the common areas of the Building and (2) Sublessor's liability assumed under this Sublease; provided, however, that Sublessor shall not be required to insure improvements made by Sublessee or at Sublessee's request to the Base Building or Base Building Systems.

           If Sublessor fails to maintain such insurance, then Sublessee may (but is not obligated to) after five (5) days prior written notice, obtain such insurance and Sublessor shall reimburse Sublessee for the same.

      (b) Insurance. Sublessee shall, at its sole cost and expense, procure and maintain throughout the Sublease Term a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury, and loss or damage to property arising out of or in connection with: (i) the Sublease Premises; (ii) the condition of the Sublease Premises; (iii)
Subleasee's operations in, maintenance and use of the Sublease Premises, and (iv) Subleasee's liability assumed under this Lease. Such insurance shall have such combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence, on an occurrence basis, and shall be primary over any insurance carried by the Landlord. Endorsements shall be obtained for cross-liability and contractual liability. Sublessee shall, at its sole cost and expense, procure and maintain throughout the Sublease Term a property insurance policy (written on an "All Risk" basis) insuring all of Sublessee's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements which are the responsibility of Sublessee, for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Sublessee's property. All such policies shall be written with insurers of recognized responsibility. Also, such policies (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord as an additional insured party and loss payee; and (iii) shall provide that the policy shall not be cancelled, failed to be renewed or materially amended without at lease thirty (30) days' prior written notice to Landlord and, at Landlord's request to the Mortgagee. Sublessee's insurance coverage may be effected by a blanket policy or policies of insurance or under so-called "all risk" or "multi-peril" insurance policies, provided that the total amount of insurance available with respect to the improvements located on the Sublease Premises and Sublessee's liability hereunder shall be at least the equivalent of separate policies in the amounts herein required, and provided further that in other respects any such policy or policies shall comply with the provision of this Section 22. An increased coverage or "umbrella" policy may be provided and utilized by Sublessee to increase coverage provided by individual or blanket policies in lower amounts, and the aggregate coverage provided by al such policies with respect to the improvements located on the Sublease Premises and Sublessee's liability hereunder shall be satisfactory provided that such policies otherwise comply with the provisions of this Section 22.

           On or before the date of this Sublease, Sublessee shall furnish to Sublessor and Landlord certificates evidencing the aforesaid insurance coverage, and renewal certificate shall be furnished to Sublessor and Landlord at least thirty (30) days prior to the expiration of each policy for which a certificate was theretofore furnished. All insurance policies required by Sublessee hereunder shall provide that Sublessor and Landlord will be given at least thirty (30) days prior written notice of any cancellation in the policy, or any other expiration or defaults thereunder.

           Sublessee acknowledges that neither Landlord nor Sublessor will carry any insurance in favor or Sublessee, for Sublessee's furniture, fixtures, equipment, improvements, appurtenances or other property of Sublessee in or about the Sublease Premises.

28. APPROVALS AND CONSENTS. In all provisions of the Overlease where approval is at the sole discretion and requiring the approval or consent of Landlord, Sublessee shall be required to obtain the approval or consent of Landlord and Sublessor in its sole discretion; provided, however, such consent shall not be unreasonably withheld by Landlord or Sublessor if so provided in the Lease for particular provisions.

29. ASSIGNMENT AND SUBLETTING. Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise encumber this Sublease, or sublet all or any part of the Sublease Premises. Any such attempted assignment or subletting shall be void and of no force and effect. Sublessor reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublessor's interest in and to the Lease, provided Sublessor notifies Sublessee of the transfer or assignment and the identity of the assignee, if possible, prior to the effective date of the transfer. Notwithstanding the above, Sublessee may assign, transfer, or sublet the Sublease Premises, or any part thereof, without the consent of Sublessor, to an affiliate, subsidiary parent or successor of Sublessee. The provisions of the foregoing sentences shall be deemed to modify Section 7 G of the Overlease.

30. TIME LIMITS. In the event Sublessee receives from Sublessor any notice to cure any default hereunder or under the Lease which notice is based on a notice sent to Sublessor by Landlord pursuant to the Lease, Sublessee shall cure such condition three (3) days prior to the time required of Sublessor by Landlord for the cure thereof.

31.  COVENANTS WITH RESPECT TO THE LEASE.

      (a) Each party covenants and agrees that it shall not do anything that would constitute a default under the Overlease or omit to do anything that it is obligated to do under the terms of this Sublease so as to cause a default under the Lease.

     (b) In the event that Sublessee shall be in default of any term of provision of, or shall fail to honor any obligation under this Sublease, Sublessor, on giving the notice required by the Overlease (as modified pursuant to Notices, Section 19 hereof) and subject to the right, if any, of Sublessee to cure any such default as may be provided in the Lease, subject to Time Limits, Section 30 hereof, shall have available to it all of the remedies available to Landlord under the Lease in the event of a like default or failure on the part of Sublessor as tenant thereunder. Such remedies shall be in addition to all other remedies available to Sublessor at law or in equity.

32.  DEFAULT UNDER AND/OR TERMINATION OF THE LEASE.
Intentionally omitted.

33.  SUBORDINATION TO AND INCORPORATION OF TERMS OF LEASE.
This Sublease is in all respects subject and subordinate to any mort gage, deed, deed of trust, ground lease or other instrument now or hereafter encumbering the Building or the land on which it is located, to the terms and conditions of the Lease and to matters to which the Lease, including any amendments thereto, is or shall be subordinate. The terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Lease with respect to the Sublease Premises are incorporated into this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublessor and Sublessee (as if they were the Landlord and Tenant, respectively, under the Lease and as if the Sublease Premises being sublet hereby were the Premises demised under the Lease), constitute the terms of this Sublease, except to the extent that they do not expressly relate to the Sublease Premises or are expressly inapplicable to, or expressly modified or eliminated by, the terms of this Sublease. Sublessee acknowledges that it has reviewed and is familiar with the Lease, and Sublessor represents that the copy of the Lease attached hereto as Exhibit A is a true, correct, and complete copy of the Lease.

34.  CARE, SURRENDER AND RESTORATION OF THE SUBLEASE PREMISES.

      (a) Without limiting any other provision of this Sublease or the Lease, Sublessee shall take good care of the Sublease Premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations which are applicable to the Sublease Premises, the Building and Sublessee's use thereof.

      (b) On or before the Expiration Date, Sublessee shall remove from the Sublease Premises at its sole expense (i) all of its personal property, and (ii) upon the demand of Sublessor, prior to the Expiration Date or earlier termination of this Sublease, any improvements and/or alterations that Sublessee has made to the
Sublease Premises. In the absence of such a demand, all such improvements and alterations shall become the property of Sublessor, subject, however, to the terms of the Overlease. Upon removal of the Sublessee's property from the Sublease Premises and/or upon removal of such improvements and alterations, Sublessee shall, at its sole expense, promptly repair and restore the Sublease Premises to the condition existing prior to the placement of such personal property upon the Sublease Premises and/or other installation of such improvements and alterations, and repair any damage to the Sublease Premises and/or the Building related to such removals, so as to restore the Sublease Premises to the conditions required under subsection 34 (c) below. All property permitted or required by
Sublessor to be removed upon the Expiration Date or sooner termination of this Sublease remaining on the Sublease Premises after such Expiration Date or sooner termination shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor's property or may be removed from the Sublease Premises by Sublessor, at Sublessee's expense. Any such expenses shall be paid by Sublessee to Sublessor upon demand therefor.

      (c) Upon the expiration Date or sooner termination of this Sublease Sublessee shall quit and surrender the Sublease Premises to Sublessor in the condition such Sublease Premises were in on the Commencement Date, broom clean, in good order and condition, ordinary wear and tear and damage by fire and other insured casualty excepted. Sublessee agrees to indemnify and save Sublessor harmless from and against all loss, cost, expense, or liability resulting from the failure of, or the delay by Sublessee in or surrendering the Sublease Premises on or before the Expiration Date, including, without limitation, any claims made by Landlord or any succeeding sublessee founded on such failure or delay.

35.     JANITORIAL   SERVICE.    At   Sublessee's   sole   cost   and
responsibility, Sublessee shall contract for its own janitorial service to the Sublease Premises.

36. UTILITIES. Sublessee shall pay all charges for gas, water, sewer, electricity and other utilities used or consumed on the Sublease Premises during the Term which now or hereafter serve the Sublease Premises (Sublessor being under no obligation to separately meter the Sublease Premises.) It is understood and agreed that Sublessor shall be under no obligation to furnish any utilities to the Sublease Premises, other than to contract for the same with utility companies and the Town of Bedford for water unless the utilities have been separately metered, in which case Sublessee shall contract with the appropriate provider for service, and shall not be liable for any interruption or failure in the supply of any such utilities to the Sublease Premises due to circumstances beyond Sublessor's control.

           If the Sublessee fails to pay such utility charges and the same may become a lien on the Sublease Premises, then Sublessor may pay the same and Sublessee shall reimburse Sublessor its costs on demand as additional rent.

      (a) Water/Sewer. Sublessor shall bill Sublessee for its usage and, as additional rent, Sublessee shall pay to Sublessor the cost of sewage and water supplied to Sublessee.

      (b) Gas/Electricity. If gas and electricity are separately metered, Sublessee shall contract for and pay those costs direct to the appropriate utility. If not separately metered, Sublessor shall bill Sublessee for its usage and as additional rent, Sublessee shall pay to Sublessor the cost of electricity supplied to the Sublessee. Sublessee will only be billed for the actual cost of the electricity supplied at the same rate that would be charged to Sublessee if separately billed by the utility company.

37.  REPAIRS/MAINTENANCE.

     (a) Building Maintenance. Sublessor shall furnish the services (and the same shall be included in Sublessor's Operating Expenses). Sublessee may obtain additional services and utilities from time to time if the same are obtainable by Sublessor upon reasonable advance request, or Sublessor may furnish the same without request if Sublessor determines that Sublessee's use or occupancy of the Sublease Premises necessitates the same; and in either case Sublessee shall pay for the same at reasonable rates from time to time established by Sublessor upon demand as additional rent. Sublessee's obligation shall be subject to the other provisions of this Sublease, reasonable wear and tear and damage caused by or resulting from the acts or omissions of Sublessee or its transferees (or their agents, employees, invitees and independent contractors), fire, casualty or eminent domain takings.

38. PARKING. During the term of the Sublease, Sublessee shall have the use of one hundred forty-five (145) spaces at no charge.

39. INTERRUPTION OF UTILITIES. Sublessor shall not be liable to Sublessee in damages or by reduction of rent or otherwise by reason of inconvenience or annoyance or for loss of business arising from Sublessor or its agents or employees entering the Sublease Premises for any of the purposes authorized in this Sublease in a manner reasonable in light of the circumstances; but nothing herein in this Article shall excuse Sublessor from any damages caused by Sublessor's negligent act for which Sublessor shall be liable. In case Sublessor is prevented or delayed from making any repairs or replacements or furnishing any services or performing any other covenant or duty to be performed on Sublessor's part by reason of any cause reasonably beyond Sublessor's control, Sublessor shall not be liable to Sublessee therefor, nor shall the same give rise to a claim in
Sublessee's favor that such failure constitutes actual or constructive, total or partial, eviction from the Sublease Premises. If Sublessor neglects or fails to perform any covenant or duty of Sublessor reasonably beyond Sublessor's control, then Sublessee may, if after notice from Sublessee (which notice makes express reference to this Sublease provision), cure such neglect or failure for the account of Sublessor and recover its reasonable costs of so curing from Sublessor (but Sublessee shall not be entitled to any rent offset or other remedy for such costs). Sublessor reserves the right to stop temporarily any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance or stoppage, Sublessor shall give Sublessee such notice as if practicable under the circumstances of the expected duration of such stoppage and will exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Sublessor will give Sublessee reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Sublessee by reason thereof.

40. PERSONAL PROPERTY AT SUBLESSEE'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Sublessee and of persons claiming by, through or under Sublessee which, during the continuance of this Sublease or any occupancy of the Sublease Premises by Sublessee or such persons as may be on the Sublease Premises, shall be at the sole risk and hazard of Sublessee of such persons, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, the sprinkler system or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Sublessor of Sublessor's agents or employees, and Sublessee waives any claim against Sublessor of Landlord by it or such persons.

41. COMPLIANCE WITH LAW. Sublessor warrants, that on the Commencement Date, the Sublease Premises will comply with all applicable laws, ordinances, rules, and regulations of governmental authorities. Assuming the building is in compliance with the law, Sublessee shall keep the Sublease Premises equipped with all safety appliances and comply with all laws (except those laws which are applicable to all warehouse buildings and warehouse uses without regard to Sublessee's use or activities, which warehouse-related laws shall be Sublessor's responsibility to the extent any structural alterations are required), and with the orders and regulations of all governmental authorities and all insurance inspection or rating bureaus having jurisdiction, except that the Sublessee may defer compliance as long as the validity of any such law shall be contested (at Sublessee's sole cost and expense) by Sublessee in good faith and by appropriate indemnity of Sublessor and Landlord against any loss, cost, or expense on account thereof. Sublessee shall indemnify Sublessor and Landlord against, and save claims, liabilities, judgments, costs and expenses (including the cost and expense of defending any claim), arising out of any such contest, and shall pay the same to the Sublessor upon demand as additional rent.

42. DEPOT AND DISTRIBUTION AGREEMENT. Notwithstanding any other provision contained in this Sublease, in the event the Sublessor is in default of the Depot and Distribution Agreement between the parties, beyond any applicable cure period, then Sublessee may terminate this Sublease upon five (5) days written notice to Sublessor.
IN WITNESS WHEREOF the parties hereto have caused this Sublease Agreement to be executed by their duly authorized representatives as of the date first written above.

COMPUTERVISION CORPORATION (Sublessor)



By:
Name:               Joseph F. Pesce
Title:              Vice President Finance and
                    Chief Financial Officer



Enterprising Service Solutions Corporation (Sublessee)



By:
Name:               Raymond D. Stapleton
Title:              President